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                                                                   EXHIBIT 10.45


                              CONSULTING AGREEMENT

        This Consulting Agreement ("Agreement") is entered into effective as of the 15th day of March 1999, by and between Alpha Microsystems ("Alpha Micro"), a California corporation, and Randy Parks ("Consultant").

        WHEREAS, Consultant will provide consulting services to Alpha Micro, further described in Exhibit "A" attached hereto and incorporated by reference.

        WHEREAS, Alpha Micro desires that Consultant provide such services in accordance with the terms of this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.      Services.

        Consultant shall provide at mutually convenient times and places during the term of this Agreement, the consulting services described on Exhibit "A" as may be requested by Alpha Micro from time to time. Such services must be authorized in writing in advance by Alpha Micro, including the definition of such services and the time allotted for the services.

2.      Term and Termination.

        This Agreement shall commence as of the date first above written and shall continue until (a) terminated by either party for any reason upon 30 days notice to the other party, or (b) terminated by Alpha Micro immediately for failure to satisfactorily provide the services set forth above.

3.      Payment.

        Alpha Micro shall pay to Consultant, in consideration for the services to be provided in Exhibit "A", the amount of $440 per hour payable, with the first 40 hours of exclusive consulting with Alpha Microsystems payable upon completion of this agreement. Subsequent hours will billed in 40 hour block time invoice at a rate of $110 per hour and payable upon approval by Doug Tullio or Jeff Dunnigan.. Payment will be made after receipt by Alpha Micro of a suitable invoice from Consultant.

4.      Disclosure and Assignment of Ideas and Creation

        Consultant agrees to communicate promptly, completely, and in writing to Alpha Micro all recommendations, changes, improvements and/or discoveries ("Recommendations") conceived or made by Consultant, either solely or jointly with others, which arise from or are a consequence of its consulting services to Alpha Micro, in whole or in part, or which are developed or reduced to practice, in whole or in part, with facilities, materials, funds, salaries, fees or other compensation of Alpha Micro, provided such recommendations are within the general field or interest of Alpha Micro's activities. Consultant agrees that all such recommendations, as well as all reports, code programs, designs, data and documentation created by Consultant in the course of providing services to Alpha Micro hereunder ("Creations") are and shall become the sole property of Alpha Micro. Consultant hereby assigns, and


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        agrees to assign, to Alpha Micro all right, title and interest in and to such Recommendations, and Creations and to execute all such documents and take all such actions a Alpha Micro shall reasonably request, but at no cost to Consultant, to give effect to the foregoing assignment.

5.      Work Product

        Consultant agrees to communicate promptly, completely, and in writing to Alpha Micro all recommendations, changes, improvements and/or discoveries ("Recommendation") conceived or made by Consultant, either solely or jointly with others, which arise from or are a consequence of his consulting services to Alpha Micro, in whole or part, with facilities, materials, funds, salaries, fees or other compensation of Alpha Micro, provided such recommendations are within the general field or interest of Alpha Micro's activities.

        Consultant hereby assigns, and agrees to assign, to Alpha Micro all right, title and interest in and to such recommendations, changes, improvements and/or discoveries, and to execute all such documents and take all such actions as Alpha Micro shall reasonably request, but at no cost to Consultant, to give effect to the foregoing assignment.

6.      Proprietary Information

        It is expressly understood and agreed that the financial information and other information about Alpha Micro and its business which Consultant obtains from Alpha Micro constitute confidential information. Consultant agrees to observe complete confidentiality with regard to such information including, without limitation, (i) not to disclose or otherwise permit access to such information by any other person or entity in any manner whatsoever, except that such disclosure or access shall be permitted to employees of Consultant requiring access in the fulfillment of the services provided under this Agreement; (ii) to assure that Consultant's employees, agents, representatives, and independent contractors are advised of the confidential nature of such information and to assure by agreement or otherwise that they are prohibited from copying or reviewing, for any purpose whatsoever, the contents of such information or any party thereof, or from taking any action otherwise prohibited under this Paragraph; (iii) not to use such information or any part thereof in the performance of services to others or for the benefit of others in any form whatsoever whether gratuitously or for valuable consideration, except as permitted under this Agreement; (iv) to notify Alpha Micro promptly and in writing of the circumstances surrounding any possession, use or knowledge of such information or any part thereof by any person or entity other than those authorized by this Paragraph; (v) to take at Consultant's expense but at Alpha Micro's option and in any event under Alpha Micro control, any legal action necessary to prevent unauthorized use of such information by any third person or entity which has gained access to such information at least in part to the fault of Consultant; (vi) to take any and all other actions necessary or desirable to assure such continued confidentiality and protection of such information and to prevent access to such by any person or entity not authorized under this Paragraph; and (vii) to establish specific procedures designed to meet the obligations of this Paragraph.

7.      Solicitation of Employees

        Consultant and Alpha Micro mutually agree that they shall not, during the term of this Agreement, nor for a period of three (3) months after termination, solicit for employment or employ, whether as an employee or independent contractor, any person who is or has been employed by the other party during the term of this Agreement without the consent of the said party.



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8.      Indemnification

        Consultant agrees to hold harmless and indemnify Alpha Micro, its directors, officers, employees, agents, representatives, successors, and assigns against any and all loss, damage, costs or expenses which Alpha Micro, its directors, officers, employees, agents, representatives, successors or assigns may incur or be required to pay by reason of any injury or property damage caused by or incurred by Consultant.

Alpha Micro agrees to hold harmless and indemnify Consultant, its agents and representatives, against any and all loss, damage, costs or expenses which Consultant, agents and representatives, may incur or be required to pay by reason of any injury or property damage caused by or incurred by Alpha Micro.

9.      Property and Security

        Without limiting Consultant's obligations with regard to security, Consultant shall comply with all the rules and regulations established by Alpha Micro for access to and activity in and around Alpha Micro's plant and property. Consultant shall be briefed of these procedures at the start of the contract.

10.     Independent Contractor

        It is expressly agreed that Consultant is an independent contractor for all purposes under state and federal law, and has no authority to act for or on behalf of Alpha Micro. Consultant shall not, by this Agreement nor anything contained herein, be appointed the agent or representative of Alpha Micro for any purpose whatsoever, and Consultant shall not have any right or authority to assume or to create any obligations or liabilities, express or implied, for or on behalf of or in the name of Alpha Micro or to bind Alpha Micro in any way or manner whatsoever. Consultant will make all deductions required by employers by state, federal and local laws including deductions for social security and withholding taxes, contributions for unemployment compensation funds, and shall maintain worker's compensation and liability insurance for each of its employees. Consultant is engaged in Consultant's own business independent of Alpha Micro, and the nature of Consultant's independent contractor relationship with Alpha Micro shall be further defined as follows:

        (a) State and Federal Taxes. Alpha Micro will not withhold any moneys for any state, local or federal taxing authorities from payments to Consultant pursuant to this Agreement.

        (b) Fringe Benefits. Consultant shall receive no fringe benefits under this Agreement whatsoever, and accordingly, shall receive no insurance benefits, disability income, vacation, holiday pay, sick pay, expense reimbursement, or any other benefits.

        (c) Workers' Compensation. Alpha Micro shall not provide workers' compensation for Consultant. Any and all workers' compensation coverage shall be the sole responsibility of Consultant.

        (d) Consultant's Expenses. Consultant shall be solely responsible for all expenses incurred by Consultant, including, but not limited to, travel, entertainment, and business expenses, unless pre-approved in advance by Alpha Microsystems and shall receive no remuneration or reimbursement of any nature whatsoever other than the payments referred to herein.


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        (e) Alpha Micro Expenses. Consultant shall incur no expenses charged to
Alpha Micro. Any expenses incurred by Consultant shall be the sole responsibility of Consultant, except as described above.

        (f) Office Space. Consultant shall be solely responsible for establishing Consultant's office.

        (g) Hours. The time devoted by Consultant to the performance of this Agreement shall be left to the sole discretion of Consultant. Consultant shall not be required to work any specified hours or specified days.

        (h) Records. Consultant shall maintain Consultant's own books and records in whatever format Consultant elects provided such books and records conform to the requirements of federal and state laws and sufficiently document the terms and conditions of all testing.

        (i) Reports/Meetings. Consultant shall not be required to render any reports to Alpha Micro or be required to attend any sales meetings.

        (j) Licensing/Insurance. Consultant shall obtain and maintain at Consultant's sole expense any licenses or insurance required by federal, state or local law.

        (k) Non-Exclusivity of Services; Non-Competition. Consultant is free to pursue any and all outside activities and/or employment as Consultant desires, and Alpha Micro acknowledges that Consultant will likely be involved in other business activities, contracting and/or employment. During the first thirty (30) days of the term of this Agreement, however, Consultant will not, directly or indirectly, own, manage, operate or control, participate in the ownership, management, operation or control of, or be connected with, as a shareholder, director, officer, employee, sales Consultant, partner, agent, consultant or otherwise, any profit or non-profit business, firm, entity or organization that competes, directly or indirectly, with, or is similar to, the business of Alpha Micro.

11.     Waiver.

        Alpha Micro or Consultant's failure to insist upon the performance of any of the terms, convenants and conditions of this Agreement or to exercise any rights or remedies hereunder shall not be considered as a waiver of or a relinquishment of the future performance of any such terms, covenants or conditions for the future exercise of such terms, covenants or conditions for the future exercise of such right or remedy unless otherwise provided for herein.

12.     Assignment

        Neither the benefits nor obligations of this Agreement may be assigned by a party without the prior written consent of the other party.

13.     Attorneys' Fees

        In any action at law or in equity to enforce any of the provisions or rights under this Consulting Agreement, each party is responsible for their own attorney's fees incurred therein by such party or parties including without limitation such costs, expenses and reasonable attorneys' fees on any appeal.

14.     Notices.


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        All notices from either party to the other shall be in writing and shall be considered delivered when deposited in the United States mail, certified or registered first class, postage prepaid, addressed to the respective parties hereto as follows:



               ALPHA MICRO:                 Alpha Microsystems
                                            2722 S. Fairview Street
                                            Santa Ana, CA   92704
                                            ATTN: Michelle Duggin

               CONSULTANT:                  Randy Parks
                  Address:                  _______________________
                                            Palm Harbor, FL

or to such other address as may be designated by the respective parties in writing.

15.     Governing Law

        This Agreement shall be construed and interpreted and the legal relations created hereby shall be determined in accordance with the laws of the State of California.

16.     Entire Agreement

        This writing represents the entire Agreement between the parties related to the subject matter of this Agreement, and there are no understandings, representations or warranties of any kind except as expressly set forth herein. No waiver, alteration or modification of any of the provisions herein shall be binding on either party unless in writing and signed by the party against whom enforcement of such waiver, alteration or modification is sought.

17.     Duplicate Execution.

        This Agreement including the exhibits attached hereto may be executed in duplicate, and each copy shall have the force and effect of an original. The undersigned parties represent that they have the authority to legally bind their companies herein.

        Whenever the masculine gender is used in this Agreement to refer to Consultant, it shall be construed to apply to the female gender or a business entity as appropriate.


AGREED TO:

ALPHA MICRO                              CONSULTANT

By: __________________________           ______________________________________

Title: _______________________           Social Security No.: _________________

Date: ________________________           Date: ________________________________



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                                   EXHIBIT "A"


Consultant shall perform projects at the request of the Vice President of Finance and/or President/CEO/Chairman of Alpha Microsystems which may include, but not be limited to, the following:

1. Services related to identification, due diligence and integration of acquisitions.

2. Follow up on duties previously performed in your position. Available via phone or other means to answer questions regarding customers, vendors etc.